UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2005


                               Immunomedics, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                  000-12104             61-1009366
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  (State or Other Jurisdiction       (Commission        (I.R.S. Employer
        of Incorporation)            File Number)       Identification No.)


300 American Road, Morris Plains, New Jersey                   07950
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:     (973) 605-8200
                                                   -----------------------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

      On April 29, 2005, Immunomedics, Inc., a Delaware corporation (the "Company" or "Registrant"), sold $37,675,000 of the Company's 5% Senior Convertible Notes due 2008 ("Notes") and related warrants to purchase 2,878,151 shares of the Company's Common Stock ("Warrants") in a private placement ("Private Placement") exclusively to qualified institutional buyers and institutional accredited investors. The Notes have an initial conversion rate of $2.62 per share of Common Stock and the Warrants have an initial exercise price of $2.98 per share of Common Stock. The price of the Company's common stock on the initial date of issue of the Notes and Warrants was $2.38 per share. Only a portion of the Notes is convertible at the option of the holders of the notes and warrants prior to an increase in the Company's authorized common stock, and the Warrants may only be exercised upon the share increase.

      On May 19, 2005, the Company received a letter from members of The Nasdaq Stock Market ("Nasdaq") listing qualification staff (the "Staff") notifying the Company that the Private Placement did not comply with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii). Specifically, the Staff advised that it believes that the anti-dilution protections for the holders contained in the Notes and Warrants could potentially reduce the conversion price of the Notes and exercise price of the Warrants to a price below market value on the date of issue and therefore violate the Rule. As a result, the Staff stated in its letter that it is reviewing the Company's eligibility for continued listing on the Nasdaq Stock Market.

      Following receipt of the letter from the Staff, the Company has taken and will take the following actions:

      First, the Company has had several conversations with the Staff regarding its review of the Private Placement and has initially responded in writing to address the Nasdaq's letter. The Company has undertaken, and will continue to undertake, all possible efforts to address the Staff's concerns.

      Second, the Company has agreed not to issue any shares of its common stock (or securities convertible or exercisable into its common stock) that would trigger the anti-dilution provisions identified by the Staff's letter as described above until the special meeting of its stockholders referred to below.

      Third, the Company intends as soon as practicable, to call a special meeting of its stockholders to request a 40 million share increase to its authorized common stock and any other applicable action, subject to Nasdaq's review of the Company plans. Forty million shares will cover conversions of Notes and exercises of Warrants (including those subject to investors' option to purchase an additional 20% of the amount of Notes and Warrants issued on April 29, 2005) as well as additional shares of common stock for other purposes.

      Fourth, the Company intends to explore possible amendments to the terms of the Notes and Warrants with the holders of these securities to address the Staff's letter described above. There can be no assurance that any such effort will be successful.

      The Company intends to file promptly an application with The American Stock Exchange to transfer the listing of its Common Stock to AMEX. Based on informal discussions with the AMEX listing qualifications staff, the Company understands that it meets the AMEX initial listing standards, and the Company believes that its Common Stock will be qualified for listing on that exchange. The Company plans to complete the listing transfer before the special meeting of its stockholders that is described above. In connection therewith, the Company will undertake in writing with AMEX to seek stockholder approval at that meeting of the issuance of shares of Common Stock upon conversion of the Notes and exercise of the Warrants in accordance with their respective terms, as a result of which, if approved, more than 20% of the Common Stock could be issued to the holders of the Notes and Warrants. The Company will also undertake in writing to refrain from issuing any additional shares of Common Stock, or securities convertible into or exercisable for Common Stock, other than in accordance with the terms of currently outstanding securities, until the stockholders vote at the special meeting. Based on its recent informal discussions with the AMEX staff, the Company believes the foregoing would have satisfied the AMEX's requirements regarding stockholder approval of issuances potentially or actually in excess of such 20% threshold had the Company been listed on AMEX on April 29, 2005, when it entered into the Private Placement.

            The Company intends to continue discussions with NASDAQ to determine if a dual listing on both the AMEX and the NASDAQ markets is possible, and if so, what would be required to satisfy NASDAQ in that respect. No assurance can be given with respect to the completion or timing of the AMEX listing application or to NASDAQ's acceptance of a dual listing of the Company's Common Stock.

      The sale of the Notes and Warrants in the Private Placements and the shares issuable upon the conversion of the Notes or exercise of the Warrants was not registered under the Securities Act of 1933, as amended, or state securities laws, and no securities may be offered or sold in the United States without the sale being registered under the Securities Act and the securities laws of any other jurisdiction or through a valid exemption from the Securities Act and the securities laws of any other jurisdiction. The Notes and Warrants were offered and sold only to qualified institutional buyers and institutional accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the Notes, the Warrants and the common stock issuable upon conversion of the Notes and exercise of the Warrants.

      The Company will file a proxy statement with the SEC concerning the share increase described above. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, investors may obtain documents filed with the SEC by the Company free of charge by requesting them in writing from Immunomedics, Inc. at 300 American Road, Morris Plains, NJ 07950, Attention: Investor Relations, or by telephone at
(973) 605-8200.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 25, 2005                    IMMUNOMEDICS, INC.


                                       By:  /s/ Cynthia L. Sullivan
                                          --------------------------------------
                                          Cynthia L. Sullivan
                                          President and Chief Executive Officer